UNITED STATES
SECURITY AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2023

National Presto Industries, Inc.
(Exact name of registrant as specified in this chapter)

Wisconsin	1-2451	39-0494170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3925 North Hastings Way Eau Claire, Wisconsin	54703-3703
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: 715-839-2121

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	NPK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

On May 16, 2023, Richard N. Cardozo tendered his resignation as a member of the Board of Directors (the “Board”) of National Presto Industries, Inc. (the “Company”) and as a member of the Audit, Compensation and Nominating/Governance Committees of the Board effective immediately. Mr. Cardozo’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On May 16, 2023, upon the recommendation of the Nominating/Governance Committee, the Board appointed Douglas J. Frederick to fill the vacancy on the Board following the resignation of Mr. Cardozo. Mr. Frederick will serve for a term expiring at the annual meeting of stockholders to be held in 2025. Mr. Frederick has served as General Counsel of the Company since January 2009. He was elected Corporate Secretary on November 17, 2009, Vice President on May 15, 2018, and Chief Operating Officer on December 11, 2018.

There are no arrangements or understandings between Mr. Frederick and any other persons pursuant to which they were selected as a director of the Company. There are no family relationships between Mr. Frederick and any of the Company’s directors or executive officers and Mr. Frederick does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 16, 2023. At the meeting, stockholders re-elected Randy F. Lieble and Joseph G. Stienessen to serve as directors, each for a three-year term ending at the annual meeting to be held in 2026. Stockholders also ratified the appointment of RSM US LLP as the Company's independent registered public accounting firm for the year ending December 31, 2023. On a non-binding advisory basis, stockholders approved the compensation of the Company’s named executive officers and voted on the frequency of future advisory votes on executive compensation. A press release regarding the outcome of the votes of stockholders is attached hereto as Exhibit 99.1.

Set forth below are the final voting results for each of the proposals.

Election of Directors

Name	For	Withheld	Broker Non-Votes
Randy F. Lieble	5,113,585	822,760	592,847
Joseph G. Stienessen	3,351,337	2,585,008	592,847

Ratify the Appointment of RSM US LLP as the Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
6,487,172	6,881	35,139	0

Advisory (Non-Binding) Vote on Executive Compensation

For	Against	Abstain	Broker Non-Votes
5,587,049	326,722	22,574	592,847

Advisory (Non-Binding) Vote on Frequency of an Advisory Vote on Executive Compensation

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
3,299,786	36,900	2,575,030	24,427	592,847

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of National Presto Industries, Inc. dated May 18, 2023
104	Cover page Interactive data file (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Presto Industries, Inc.
(Registrant)

Date: May 19, 2023	By:	/s/ Maryjo Cohen
(Signature) Maryjo Cohen, President
and Chief Executive Officer